UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2009

Angeion Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-13543	41-1579150
(Commission File Number)	(IRS Employer Identification No.)

350 Oak Grove Parkway
Saint Paul, Minnesota	55127-8599
(Address of principal executive offices)	(Zip Code)

651.484.4874

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1

Item 1.01	Entries into a Material Definitive Agreement

Amendment to the Angeion Corporation 2007 Stock Incentive Plan

            At its Annual Meeting of Shareholders held on June 3, 2009, the shareholders of Angeion Corporation approved an amendment to the Angeion Corporation 2007 Stock Incentive Program (the “2007 Plan”), which provides stock incentive awards in the form of options (incentive and non-qualified), stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units, and other awards in stock and cash. The amendment authorizes the issuance of an additional 100,000 shares under the 2007 Plan, increasing the total shares authorized under the 2007 Plan to 650,000. The vote for the amendment to 2007 Plan was as follows:

For:	1,159,480
Against	29,138
Abstain:	56,877
Broker Non-Vote	1,957,082

Section 5	Corporate Governance and Management
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Directors

            At the Annual Meeting of Shareholders, the following directors were re-elected to serve an additional term ending at the 2010 Annual Meeting of Shareholders:

Nominee	For	Withheld
John R. Baudhuin	3,098,677	103,900
K. James Ehlen, M.D.	3,098,755	103,822
John C. Penn	3,096,683	105,894
Paula R. Skjefte	3,098,763	103,814
Philip I. Smith	2,754,265	448,312
Rodney A. Young	3,098,765	103,812

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEION CORPORATION

Dated: June 9, 2009	By:	/s/	Rodney A. Young
Rodney A. Young President and Chief Executive Officer